UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. 1)

Filed by the Registrant ☐	Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Under Rule 14a-12

INTERNATIONAL GAME TECHNOLOGY
(Name of Registrant as Specified in Its Charter)

ADER INVESTMENT MANAGEMENT LP

ADER LONG/SHORT FUND LP

DOHA PARTNERS I LP

ADER FUND MANAGEMENT LLC

ADER INVESTMENT MANAGEMENT LLC

JASON N. ADER

RAYMOND J. BROOKS, JR.

CHARLES N. MATHEWSON

DANIEL B. SILVERS

LAURA T. CONOVER-FERCHAK

ANDREW P. NELSON

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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☐	Fee paid previously with preliminary materials.

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Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

EXPLANATORY NOTE

This Soliciting Material Under Rule 14a-12, originally filed on January 11, 2013, is being amended to include the legend set forth under “Important Information” below.

* * *

On January 10, 2013, a public relations firm that represents the Ader Group released the following statement:

“A press release by IGT tonight contains inaccurate information concerning Jason Ader and the Ader Group’s proxy fight. This statement will be addressed shortly in detail in conjunction with the filing of the Ader Group’s preliminary proxy.”

Important Information

Ader Investment Management LP (“AIM”), Ader Long/Short Fund LP (“ALSF”), Doha Partners I LP (“Doha”), Ader Fund Management LLC (the “General Partner”), Ader Investment Management LLC (the “Managing Member”), Jason N. Ader, Daniel B. Silvers, Andrew P. Nelson and Laura T. Conover-Ferchak (all of the foregoing, collectively, “Ader”) intend to file with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement and accompanying proxy card to be used to solicit written proxies from the stockholders of International Game Technology (the "Company") in connection with the Company's 2013 Annual Meeting of Stockholders. All stockholders of the Company are advised to read the definitive proxy statement and other documents related to the solicitation of proxies by Ader when they become available because they will contain important information, including additional information related to Ader, Raymond J. Brooks, Jr. and Charles N. Mathewson (collectively, the "Participants"). When completed, the definitive proxy statement and form of proxy will be mailed to stockholders of the Company and, along with other relevant documents, be available at no charge on the SEC's web site at http://www.sec.gov. In addition, Ader will provide copies of the definitive proxy statement and accompanying proxy card (when available) without charge upon request.

As of the date hereof: ALSF and Doha directly beneficially own 699,148 shares of common stock of the Company (“Shares”) and 97,800 Shares, respectively (AIM, as investment manager to ALSF and Doha, is also deemed to beneficially own such Shares); AIM beneficially owns an additional 438,859 Shares which are held in accounts over which AIM has discretionary investment authority (including 300,000 Shares held in an account of an affiliate of Mr. Mathewson); AIM beneficially owns an additional 6,764,389 Shares by virtue of having been granted proxy voting authority over such Shares (including 752,325 Shares over which Mr. Mathewson has granted AIM proxy voting authority); Mr. Silvers is the President of the Managing Member and AIM, and directly beneficially owns 43,423.221 Shares for his benefit and the benefit of his family; Mr. Nelson is the Chief Financial Officer of the Managing Member and AIM, and directly beneficially owns 8,052.7309 Shares; Ms. Conover is the Chief Operating Officer and Chief Compliance Officer of the Managing Member and AIM, and directly beneficially owns 2,217.6298 Shares.

The General Partner is the general partner of AIM, ALSF and Doha, and thus is deemed to have beneficial ownership of the Shares beneficially owned by AIM, ALSF and Doha. The Managing Member is the managing member of the General Partner, and thus is deemed to have beneficial ownership of the Shares beneficially owned by the General Partner. Mr. Ader is the sole member and controlling person of the Managing Member, and thus is deemed to have beneficial ownership of the Shares beneficially owned by the Managing Member.

The Participants (other than Mr. Brooks) (collectively, the “Group Members”) are presently acting as a group with respect to the Shares. Accordingly, each Group Member (1) may be deemed to have beneficial ownership of the Shares beneficially owned by the other Group Members and (2) thus may be deemed to beneficially own 8,053,889.5817 Shares in the aggregate. Each Group Member disclaims beneficial ownership of the Shares he, she or it does not directly own. Mr. Brooks does not have beneficial ownership of any Shares.